FOLEY & LARDNER

                                ATTORNEYS AT LAW

                                                                     Exhibit 5.1


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EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
lkelso@foleylaw.com                                                  082961-0107

                               September 24, 2001


Hennessy Advisors, Inc.
750 Grant Avenue, Suite 200
Novato, California 94945
         Re:      Registration Statement on Form S-1

Gentlemen:


         This opinion is being furnished in connection with the Registration Statement on Form SB-2 of Hennessy Advisors, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of common stock, no par value, including up to 100,000 shares to be sold by a selling shareholder (the "Shares"). The Registration Statement filed concurrently herewith is referred to herein as the "Registration Statement."

         As counsel for the Company, we have examined and are familiar with the following:

         (a) Amended and Restated Articles of Incorporation of the Company as filed in the Office of the Secretary of State of the State of California;

         (b)    Amended and Restated Bylaws of the Company;

         (c) The proceedings of the Board of Directors of the Company in connection with or with respect to the issuance and sale of the Shares to be sold by the Company pursuant to the Registration Statement; and

         (d) Such other documents, Company records, and matters of law as we deemed to be pertinent.

         Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California.

Hennessy Advisors, Inc.
September 24, 2001
Page 2


         2. The Shares covered by the Registration Statement to be sold by the Company will, when issued and delivered to the purchasers against payment of the consideration therefor specified in the Registration Statement, be duly and validly issued, fully paid and nonassessable.

         3. The Shares held by the Selling Shareholder for resale are validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER

                                       /s/ Foley & Lardner
LYK/sr.